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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                                  JULY 28, 2005
                                (Date of Report)




                             CNA SURETY CORPORATION
             (Exact name of Registrant as specified in its charter)




                                     1-13277
                              (Commission File No.)



                DELAWARE                                  36-4144905
      (State or other jurisdiction)            (IRS Employer Identification No.)


      CNA CENTER, CHICAGO, ILLINOIS                            60685
(Address of principal executive offices)                    (Zip code)


                                 (312) 822-5000
               (Registrant's telephone number, include area code)


                 Check the appropriate box below if the Form 8-K
                filing is intended to simultaneously satisfy the
              filing obligation of the registrant under any of the
           following provisions (see General Instruction A.2. below):

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17
                                  CFR 230.425)
   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
                                 CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
                       Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
                       Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT


On July 27, 2005, CNA Surety Corporation ("CNA Surety" or "the Company") refinanced $30 million of outstanding borrowings under a credit facility that was to expire on September 30, 2005 with $30 million of borrowings under a new $50 million revolving credit facility that expires on June 30, 2008.

The interest rate on borrowings under the new facility is based on, among other rates, the London Interbank Offered Rate ("LIBOR") plus the applicable margin. The margin, including a facility fee and utilization fee can vary based on CNA Surety's leverage ratio (debt to total capitalization) from 1.15% to 1.45%.

The 2005 Credit Facility contains, among other conditions, limitations on CNA Surety with respect to the incurrence of additional indebtedness, maintenance of a rating of at least "A-" by A.M. Best Co. for each of the Company's insurance subsidiaries and requires the maintenance of certain financial ratios.



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                            CNA SURETY CORPORATION
                            (Registrant)



                        By: /s/  John F. Corcoran
                            -------------------------------------------------
                            John F. Corcoran
                            Senior Vice President and Chief Financial Officer









Dated:      July 28, 2005